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                                                                Exhibit 2.n.(ii)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Registration Statement Post-Effective Amendment No. 1 to Form N-2 (Registration nos. 333-49533 and 811-08735) of Peak TrENDS Trust of our report dated May 21, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading "Experts" in this Prospectus.




/s/ DELOITTE TOUCHE TOHMATSU
Hong Kong, May 21, 1998